  As filed with the Securities and Exchange Commission on January 24, 2001
                                                     Registration No. 333-
===============================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ___________________________

                               INTERWOVEN, INC.
            (Exact Name of Registrant as Specified in its Charter)

           Delaware                                              77-0523543
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or organization)                               Identification No.)

                            1195 W. Fremont Avenue
                          Sunnyvale, California 94087
                   (Address of Principal Executive Offices)

                          1999 Equity Incentive Plan
                       1999 Employee Stock Purchase Plan
                           (Full Title of the Plans)

                        ______________________________

                                David M. Allen
         Senior Vice President, Chief Financial Officer and Secretary

                               Interwoven, Inc.
                            1195 W. Fremont Avenue
                          Sunnyvale, California 94087
                                (408) 774-2000
           (Name, Address and Telephone Number of Agent for Service)

                         _____________________________

                                  Copies to:

                             Horace L. Nash, Esq.
                            William L. Hughes, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Title of Securities                  Amount to be     Proposed Maximum Offering        Proposed Maximum             Amount of
 To be Registered                      Registered           Price Per Share         Aggregate Offering Price     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value       9,021,711/(1)/           27.875/(2)/                 $251,480,195             $62,871/(3)/
------------------------------------------------------------------------------------------------------------------------------------

(1) Representing (a) 8,000,000 additional shares available for grant under Registrant's 1999 Equity Incentive Plan; and (b) 1,021,711 additional shares available for purchase under Registrant's 1999 Employee Stock Purchase Plan.
(2) Estimated as of January 18, 2001 pursuant to Rule 957 (c) solely for the purpose of calculating the registration fee.
(3)  Fee calculated pursuant to Section 6(b) of the Securities Act of 1933.

================================================================================

                               INTERWOVEN, INC.
                      REGISTRATION STATEMENT ON FORM S-8

         PART I:  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

          PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 30, 2000;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May 10, 2000;

          (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Commission on August 10, 2000;

          (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the Commission on November 14, 2000;

          (e) The Registrant's Current Reports on Form 8-K filed with the Commission on August 2, 2000 (as amended by a Form 8-K/A filed with the Commission on September 29, 2000), November 13, 2000 (as amended by a Form 8-K/A filed with the Commission on January 16,
               2001), December 19, 2000 and January 24, 2001; and

          (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act") on September 20, 1999, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15 (d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Registrant by Fenwick & West LLP, of Palo Alto, California. Members of the firm of Fenwick & West LLP own an aggregate of approximately 3,000 shares of Common Stock of the Registrant.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

          As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

          . for any breach of the director's duty of loyalty to the Registrant or its stockholders,

          . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

          . under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or

          . for any transaction from which the director derived an improper personal benefit.

          As permitted by the Delaware General Corporation Law, the Registrant's Bylaws provide that:

          . the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions,

          . the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

          . the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, and

          .    the rights conferred in the Bylaws are not exclusive.

          The Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

          The Registrant maintains directors' and officers' liability insurance.

          See also the undertakings set out in response to Item 9.

          Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document                                                                                Number
----------------                                                                               -------
Registrant's Third Amended and Restated Certificate of Incorporation.......................       4.05
Registrant's Restated Bylaws, as amended...................................................       4.07

Item 7.   Exemption From Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          4.01 Interwoven, Inc. 1999 Equity Incentive Plan, as amended through December 12, 2000.

          4.02 Forms of Option Agreements and Stock Option Exercise Agreements related to the 1999 Equity Incentive Plan Stock (incorporated by reference from Exhibit 10.04 to the Registrant's Registration Statement on Form S-1, Registration No. 333-83779, declared effective by the Commission on October 7, 1999).

          4.03      Interwoven, Inc. 1999 Employee Stock Purchase Plan.

          4.04 Forms of Enrollment Form, Subscription Agreement, Notice of Withdrawal and Notice of Suspension related to the 1999 Employee Stock Purchase Plan (incorporated by Reference from
                    Exhibit 10.05 to Registrant's Registration Statement on Form S-1, Registration No. 333-83779, declared effective by the Commission on October 7, 1999.

          4.05 Registrant's Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on October 14, 1999 (incorporated by reference from Exhibit
                    3.03 to the Registrant's Registration Statement on Form S-1, Registration No. 333-92943, declared effective by the Commission on January 26, 2000).

          4.06 Certificate of Amendment of the Registrant's Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 12, 2000 (incorporated by reference from Exhibit 3.03 to the Registrant's Registration Statement on Form S-3, Registration No. 333-50566, declared effective by the Commission on December 28, 2000).

          4.07 Registrant's Restated Bylaws, as amended (incorporated by reference from Exhibit 3.04 to the Registrant's Registration Statement on Form S-1, Registration No. 333-83779, declared effective by the Commission on October 7, 1999).

          4.08 Form of Certificate for Registrant's common stock (incorporated by reference from Exhibit 4.01 to the Registrant's Registration Statement on Form S-1, Registration No. 333-83779, declared effective by the Commission on October 7, 1999).

          5.01      Opinion of Fenwick & West LLP.

          23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

          23.02     Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.

          23.03     Consent of Arthur Andersen LLP, Independent Public
                    Accountants.

          24.01     Power of Attorney (see page 5).

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 24th day of January, 2001.

                                   INTERWOVEN, INC.


                                   By:  /s/ David M. Allen
                                        ----------------------------------------
                                        David M. Allen
                                        Senior Vice President,
                                        Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Martin W. Brauns and David M. Allen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                   Date
---------                               -----                                   ----
Principal Executive Officer:

/s/ Martin W. Brauns                    President, Chief Executive Officer      January 24, 2001
------------------------------------
Martin W. Brauns                        and a Director

Principal Financial Officer and
Principal Accounting Officer:

/s/ David M. Allen                      Senior Vice President, Chief            January 24, 2001
------------------------------------
David M. Allen                          Financial Officer and Secretary

Additional Directors:

/s/ Peng T. Ong                         Director                                January 24, 2001
------------------------------------
Peng T. Ong


/s/ Ronald E.F. Codd                    Director                                January 24, 2001
------------------------------------
Ronald E.F. Codd


/s/ Kathryn C. Gould                    Director                                January 24, 2001
------------------------------------
Kathryn C. Gould

____________________________________    Director
Mark C. Thompson


/s/ Anthony Zingale                     Director                January 24, 2001
------------------------------------
Anthony Zingale

                                 Exhibit Index

Exhibit
-------
Number    Exhibit Title
------    -------------

 4.01 Interwoven, Inc. 1999 Equity Incentive Plan, as amended through December 12, 2000.

 4.03     Interwoven, Inc. 1999 Employee Stock Purchase Plan.

 5.01     Opinion of Fenwick & West LLP.

23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.03     Consent of Arthur Andersen LLP, Independent Public Accountants.

24.01     Power of Attorney (see page 5).